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                                                                      EXHIBIT 21

SELECTIVE INSURANCE GROUP, INC., SUBSIDIARIES

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                                                                                                                          PERCENTAGE
                                                     JURISDICTION                                                         VOTING
                                                     IN WHICH                                                             SECURITIES
NAME                                                 ORGANIZED         PARENT                                             OWNED
ALTA Services LLC                                    New Jersey        Selective Insurance Group, Inc.                       100%

Consumer Health Network Plus, LLC                    New Jersey        Selective Insurance Group, Inc.                       100%

FloodConnect, LLC                                    New Jersey        Selective Insurance Group, Inc.                       100%

Niagara Exchange Corporation                         Delaware          Selective Insurance Group, Inc.                       100%

SelecTech, LLC                                       New Jersey        Selective Way Insurance Company                       75%
                                                                       Selective Insurance Company of the Southeast          25%

Selective HR Solutions, Inc.                         Florida           Selective Insurance Group, Inc.                       100%

Selective Insurance Company of America               New Jersey        Selective Insurance Group, Inc                        100%

Selective Insurance Company of New York              New York          Niagara Exchange Corp.                                100%

Selective Insurance Company of South Carolina        South Carolina    Selective Insurance Group, Inc.                       100%

Selective Insurance Company of the Southeast         North Carolina    Selective Insurance Group, Inc.                       100%

Selective Specialty Lines Brokerage, LLC             New Jersey        Selective Insurance Group, Inc.                       50%

Selective Technical Administrative Resources, Inc.   New Jersey        Selective Insurance Group, Inc.                       100%

Selective Way Insurance Company                      New Jersey        Selective Insurance Group, Inc.                       100%

SRM Insurance Brokerage, LLC                         New Jersey        Selective Way Insurance Company                       75%
                                                                       Selective Insurance Company of the Southeast          25%

Wantage Avenue Holding Company Inc                   New Jersey        Selective Insurance Company of America                100%
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